EXHIBIT 21
                       LIST OF SUBSIDIARIES IF REGISTRANT

             EMEX CORPORATION SUBSIDIARIES - STATE OF INCORPORATION

            Company                                     Parent                       State
Universal Equities Ltd.                                Emex Corp.                   Delaware
North Star Exploration, Inc.                           Emex Corp.                    Nevada
Zeus Consolidated Holdings, Inc.                       Emex Corp.                    Nevada
Blue Star Sustainable Technologies Corp.               Emex Corp.                    Nevada
Platinum Palladium Holdings, Inc.                      Emex Corp.                    Nevada
Alaska Energy Fuels, Inc.                              Emex Corp.                    Nevada
Northway Holdings, Inc.                                Emex Corp.                    Nevada
Zeus Exploration, Inc.                      Zeus Consolidated Holdings, Inc.         Alaska
Platinum Palladium Exploration, Inc.       Platinum Palladium Holdings, Inc.         Alaska
North Star Mining Exploration, Inc.           North Star Exploration, Inc.           Alaska
Northway Exploration, Inc.                      Northway Holdings, Inc.              Alaska
Alaska Fuels, Inc.                             Alaska Energy Fuels, Inc.             Alaska